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                                                                  Exhibit 10(ii)

                    POTASH CORPORATION OF SASKATCHEWAN INC.
                              ("THE CORPORATION")

                             DIRECTORS' RESOLUTION

WHEREAS the bylaws of the Corporation require the Corporation to indemnify directors and officers of the Corporation and each person who acts at the Corporation's request as a director or officer of a body corporate of which the Corporation is a shareholder or creditor against all costs reasonably incurred by him or her in respect of any civil, criminal or administrative proceeding to which he or she is made party by reason of being or having been a director or officer of the Corporation or such body corporate;

AND WHEREAS such indemnification is permitted under the laws of the Province of Saskatchewan;

AND WHEREAS the laws of the Province of Saskatchewan permit each director of the Corporation to vote on a resolution approving a contract to which he or she is a party if the contract is one for indemnification under section 119 of The Business Corporation's Act;

AND WHEREAS it is considered to be in the best interests of the Corporation that such contracts of indemnification be entered into, as appropriate, with officers, former officers, directors and former directors of the Corporation and with each person who acts or has acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor;

THEREFORE, BE IT RESOLVED THAT:

The Senior Vice President, General Counsel and Secretary or in his absence any officer or director of the Corporation be and is hereby authorized on a continuing basis to enter into a contract of indemnity, substantially in the form set out in SCHEDULE I to this resolution, with each officer and director of the Corporation and with each person who acts or has acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, as such directors or officers may be elected or appointed from time-to-time.
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                                                                      SCHEDULE I

                          AGREEMENT OF INDEMNIFICATION

THIS AGREEMENT made the    --   day of 200 -- .

BETWEEN:
            POTASH CORPORATION OF SASKATCHEWAN INC. (a corporation incorporated under The Business Corporations Act (Saskatchewan),
                                                            (the "Corporation");

                                - and -

            (INDEMNITEE'S NAME) of the City of ________, in the  ______________,
                                                             (the "Indemnitee").

WHEREAS it is essential to the Corporation and to the bodies corporate of which the Corporation is a shareholder or creditor (collectively the "Included Corporations") to retain and attract as directors and officers the most capable persons available;

AND WHEREAS, for that purpose, it is the policy of the Corporation to indemnify its directors and officers and the persons who, at the Corporation's request, act as directors or officers of bodies corporate in which the Corporation is a shareholder or creditor (collectively the "Eligible Indemnitees") as permitted by law;

AND WHEREAS, the bylaws of the Corporation require the Corporation to indemnify its Eligible Indemnitees whenever required or permitted by law;

AND WHEREAS the Corporation has requested the Indemnitee to act or to continue to act as a director or officer, or both of one or more or the Included Corporations;

AND WHEREAS the Indemnitee has agreed to act or to continue to act as a director or officer, or both, of one or more of the Included Corporations upon the condition that the Corporation executes and delivers this agreement of indemnification;

NOW, THEREFORE, THIS AGREEMENT WITNESSETH that in consideration of the premises and the mutual covenants herein contained and for good and valuable consideration, the receipt of which is hereby acknowledged by both parties, the Corporation and Indemnitee agree as follows:

1. AGREEMENT TO SERVE: The Indemnitee agrees to act or to continue to act as a director an/or officer of one or more or the Included Corporations for so long as he or she is duly elected or appointed or until such time as he or she ceases to be a director or officer, whether by resignation in writing or otherwise.

2. INDEMNITY RIGHT: To the extent permitted under applicable law, and subject to the further terms and conditions of this agreement, the Corporation hereby agrees to indemnify the Indemnitee against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the Indemnitee in respect of any civil, criminal or administrative action or proceeding to which the Indemnitee is made a party by reason of being or having been a director or officer, or both, of one or more of the Included Corporations.

3. SCOPE: The agreement extends to all acts, omissions, circumstances and events, whether occurring before or after the date of this agreement.

4.   CONDITIONS PRECEDENT:

        a) NOTICE: The indemnitee shall, as soon as reasonably practicable after becoming aware of any claim, demand, action or proceeding which may give rise to indemnification hereunder, give written notice to the Corporation, directed to its corporate secretary, provided however, that failure to give notice in a timely fashion shall not disentitle the Indemnitee to the right to indemnity hereunder except to the extent the Corporation suffers actual prejudice by reason of the delay.
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        b)  GENERAL CONDITIONS: Notwithstanding anything herein contained, and for greater certainty, the indemnity provided by Section 2 is only available to the Indemnitee if:

            i) the Indemnitee acted honestly and in good faith with a view to the best interests of the Included Corporations; and

            ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnitee had reasonable grounds for believing that the conduct in question was lawful; and

            iii) in respect of an action by or on behalf of an Included Corporation to procure a judgment in its favour, to which the Indemnitee is made a party by reason of being or having been a director or officer of the Included Corporation, a court of competent jurisdiction gives its approval to the Included Corporation to indemnify the Indemnitee.

        c) DEFENCE COSTS: The Corporation shall not be liable for any defence costs (including without limitation, any costs, charges and expenses to investigate, defend, or monitor any action or proceeding) incurred without its prior express consent, which consent shall not be unreasonably withheld. In considering the reasonableness of any request by the Indemnitee that the Corporation consent to the incurring of defence costs, the Corporation may consider, without limitation, the proposed choice of defence counsel, the terms of engagement or proposed counsel and the extent to which the defence costs may be controlled or limited through common efforts, including the employment of common counsel, with other directors and officers of the Included Corporation, without the creation of actual or perceived conflicts of interest.

        d) SETTLEMENTS: The Corporation shall not be liable for any costs, charges, or expenses incurred in connection with any settlement in respect of any claim, demand, action or proceeding against the Indemnitee which has been entered into without the prior express consent of the Corporation. For greater clarity, and without limiting in any way the generality of the foregoing, in the event that the Indemnitee enters into any such settlement without the prior express consent of the Corporation, the Corporation shall not be responsible for indemnifying the Indemnitee for any compensation or other payment to be made under the settlement or for costs of negotiating or implementing the settlement and the Indemnitee shall not seek indemnity from the Corporation in respect of any other costs, charges or expenses in association with such settlement.

        e) OTHER INDEMNIFICATION: The parties hereto contemplate that insurance may be purchased that my provide indemnification or reimbursement to the Indemnitee for costs, charges and/or expenses in some or all of the circumstances described in Section 2 hereof. It is a condition of this indemnity that the Corporation is only liable to indemnify the Indemnitee if, and to the extent that, the Indemnitee has not in fact received from any other person, indemnification or reimbursement for the costs, charges and expenses in respect of which indemnification is ought by the Indemnitee from the Corporation, including by reason of or through any policy of insurance.

     5. FURTHER EXCEPTIONS: Notwithstanding anything herein contained, the indemnity proved by Section 2 shall not be applicable to or in respect of any claim arising from:

        a) any act, omission, circumstance or event, in respect of which it is proven that the Indemnitee has improperly profited by the conduct which is the subject of the claim, demand, action or proceeding, whether by trading activities contrary to securities laws or otherwise;

        b) failure of the Indemnitee to act in accordance with specific and lawful instructions or directions of the board of directors, or an officer who is entitled to provide instruction or directions to the Indemnitee, of the Included Corporation.
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     6.   APPROVALS: Where any indemnification sought pursuant to Section 2 hereof is, under applicable law, subject to or conditional upon the approval or consent of any court or of any governmental body or regulatory authority, the Corporation agrees to make or cause to be made all necessary applications and to use its reasonable best efforts to obtain or assist in obtaining or facilitating the obtaining of such approval or consent.

     7. RIGHT TO RESIGN AND SURVIVAL: Nothing in this agreement shall prevent the Indemnitee from resigning as a director or officer, or both, of the Corporation or any other body corporate at any time. This agreement shall survive any such resignation or any other circumstance by reason of which the Indemnitee shall cease to be a director or officer of the Corporation or any other body corporate.

     8. SETTLEMENT FOR CORPORATION: Subject to the consent of the Indemnitee, the Corporation may enter into a settlement or other agreement to compromise a claim, demand, action or proceeding which has given rise to a notice of claim for indemnity hereunder.

          If the Indemnitee refuses to give consent to the terms of a proposed settlement or compromise which is otherwise acceptable to the Corporation, any amount awarded against the Indemnitee in excess of the amount for which settlement or compromise could have been made by the Corporation shall not be recoverable under this agreement, it being further agreed by the parties that in such event the Corporation shall only be responsible for costs, charges and expenses up to the time at which settlement could have been made.

     9. ADVANCE PAYMENT OF DEFENCE COSTS: Except as otherwise expressly provided herein, it is contemplated by the parties that in the event the Indemnitee is not receiving indemnification from any other source during the course of any action or proceeding for which indemnity is available pursuant to this agreement, the Corporation will advance and pay all costs, charges and expenses associated with the defence and appeal of the claim, demand, action or proceeding as they are incurred, provided however that if:

          a) it is subsequently is demonstrated that the Indemnitee is not entitled to indemnity for any reason the amounts so advanced and paid by the Corporation shall be repaid by the Indemnitee to the Corporation forthwith upon request;

          b) The Indemnitee subsequently receives indemnification or reimbursement for all or part of any costs, charges or expenses from a source or sources other than the Corporation, the amounts so advanced and paid by the Corporation shall be repaid by the Indemnitee to the Corporation forthwith upon request, to the extent that the Indemnitee receives indemnification or reimbursement from such other source or sources.

     10. SUBROGATION: To the extent permitted by law, the Corporation shall be subrogated to all rights which the Indemnitee may have under all policies of insurance or other contracts pursuant to which the Indemnitee may be entitled to reimbursement of, or indemnification in respect of, all or any part of the costs, charges and expenses which are borne by the Corporation pursuant to this agreement.

     11. PROPER LAW AND ATTORNMENT: This agreement shall be construed in accordance with an governed by the laws of the Province of Saskatchewan and the parties hereto attorn to the jurisdiction of the courts of Saskatchewan in respect of any proceedings arising out of this agreement.

     12. SEVERABILITY: Each section and each provision within each section, of this agreement is severable, the one from the other, and if for any reason any section or provision of this agreement is not enforceable or is otherwise invalid at law, or would render invalid or unenforceable any policy of insurance purchased by the Corporation on behalf of or for the benefit of either the Corporation or the Indemnitee, the same shall be severed from the remainder of the agreement and the remainder of this agreement shall nonetheless be given full force and effect in accordance with its terms.
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     13.  FURTHER RESPONSIBILITIES AND ASSURANCES: The Indemnitee:

          a) shall attend diligently to, and assist in the conduct of, the defence of any claim, demand, action or proceeding, shall assist in enforcing any right of contribution or indemnity against any person or organization and shall attend hearings and trials and assist in securing and giving of evidence and obtaining the attendance of witnesses;

          b) shall not voluntarily make any payment, assume any obligation or admit any liability in respect of any claim, demand, action or proceeding without the prior express consent of the Corporation; and

          c) shall execute such further assurances and documents, give such consents and perform such further acts as the Corporation may reasonable request in order that the Corporation may enjoy the full benefits of this agreement in accordance with its terms and for that purpose shall enter into such assignments, powers of attorney and other documents as may be reasonably required in the circumstances.

     14. AMENDMENT: This agreement may be amended only by written instrument executed by the Corporation and the Indemnitee.

     15. ENUREMENT AND SUCCESSORS: This agreement is irrevocable and enures to, and is binding upon, the parties hereto and their respective heirs, successors, representatives and assigns.

IN WITNESS WHEREOF the Corporation and the Indemnitee have executed this Agreement as of the day and year first written above.

                                     POTASH CORPORATION OF SASKATCHEWAN INC.

                                     By:
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                                     By:
                                       -----------------------------------------

SIGNED in the presence of

----------------------------------     -----------------------------------------
Witness                                          (Indemnitee Name)